FORM 10f-3
Registered Domestic Securities and Government Securities

FUND:  SMA Relationship Trust – Series T
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer:  Sempra Energy 4.05% due 12/01/2023
2.  Date of Purchase:  11/19/2013  3.  Date offering commenced: 11/19/2013
4.  Underwriter(s) from whom purchased:  Bank of America/Merrill Lynch Financial Ctr
5.  “Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank_______________
6.  Aggregate principal amount or number of shares purchased: $20,231,995 firmwide
7.  Aggregate principal amount or total number of shares of offering:  $498,325,000
8.  Purchase price (net of fees and expenses):  $99.665_______
9.  Initial public offering price:  $99.665_______
10.  Commission, spread or profit: 0.65%______
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue
registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b. The securities were purchased prior to the end of the first day on which any sales are made
 (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities purchased at a price not more then the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.
X_______

X_______

X_______

X_______

_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.X_______

X______________

_______

g. The amount of such securities purchased by the Fund and all other accounts over which the
Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X_______
_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.
X_______
_______Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.
  In particular, “Affiliated Underwriter” is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: /s/ Branimir Petranovic II _____________________ Date: 3/7/2014

Print Name: /s/ Branimir Petranovic II _____________________

FORM 10f-3
Registered Domestic Securities and Government Securities

FUND:  SMA Relationship Trust – Series T
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer: Ventas Realty, Limited Partnership 3.75% due 05/01/2024
2.  Date of Purchase:  04/10/2014  3.  Date offering commenced: 04/10/2014
4.  Underwriter(s) from whom purchased:  Citigroup Global Markets
5.  “Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank_______________
6.  Aggregate principal amount or number of shares purchased: $10,426,920 firmwide
7.  Aggregate principal amount or total number of shares of offering: $397,216,000
8.  Purchase price (net of fees and expenses):  $99.304_______
9.  Initial public offering price:  $99.304_______
10.  Commission, spread or profit: 0.65%_____
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an
issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities purchased at a price not more then the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.
X_______

X_______

X_______

X_______

_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.X_______

X______________

_______

g. The amount of such securities purchased by the Fund and all other accounts over which the
Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X_______
_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.
X_______
_______Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.
 In particular, “Affiliated Underwriter” is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: Branimir Petranovic II ________________ Date: 4/28/2014

Print Name:  Branimir Petranovic II ____________________

FORM 10f-3
Registered Domestic Securities and Government Securities

FUND:  SMA Relationship Trust – Series T
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer: Xerox Corporation 3.8% due 05/15/2024
2.  Date of Purchase:  05/06/2014  3.  Date offering commenced: 05/06/2014
4.  Underwriter(s) from whom purchased:  CBNP Paribas
5.  “Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank_______________
6.  Aggregate principal amount or number of shares purchased: $7,973,520 firmwide
7.  Aggregate principal amount or total number of shares of offering: $299,007,000
8.  Purchase price (net of fees and expenses):  $99.669_______
9.  Initial public offering price:  $99.669_______
10.  Commission, spread or profit: 0.65%_____
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue
registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b. The securities were purchased prior to the end of the first day on which any sales are made
(or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities purchased at a price not more then the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.
X_______

X_______

X_______

X_______

_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.X_______

X______________

_______

g. The amount of such securities purchased by the Fund and all other accounts over which the
Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X_______

_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.
X_______
_______Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.
 In particular, “Affiliated Underwriter” is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: Branimir Petranovic II ________________ Date: 5/8/2014

Print Name:  Branimir Petranovic II ____________________